Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Bill Rader, (224) 948-5353

media@baxter.com

Investor Contact:

Clare Trachtman, (224) 948-3085

BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Fourth-Quarter Revenue of $2.8 Billion Increased 5 Percent on a Reported Basis and 2 Percent on an Operational Basis

•	Fourth-Quarter GAAP Earnings Per Share (EPS) of ($0.11); Adjusted EPS of $0.64 Increased 12 Percent

•	Full-Year Revenue of $10.6 Billion Increased 4 Percent on a Reported Basis and 5 Percent on an Operational Basis

•	Full-Year GAAP Earnings Per Share Were $1.30; Adjusted Earnings Per Share of $2.48 Increased 27 Percent

•	Company Generated Full-Year Operating Cash Flow of $1.85 Billion and Free Cash Flow of $1.22 Billion

DEERFIELD, Ill., February 1, 2018 — Baxter International Inc. (NYSE:BAX) today reported results for the fourth quarter and full-year ended December 31, 2017, and provided its financial guidance for 2018.

“Baxter’s solid performance in 2017 reflects the ongoing impact of strategic, disciplined execution,” said José (Joe) E. Almeida, chairman and chief executive officer. “We are combining an unwavering focus on operational excellence with an increased emphasis on innovation and portfolio expansion to deliver positive results for patients and investors. Looking ahead, our continued transformation will help support our aspiration of delivering industry-leading performance for our investors and other stakeholders in 2018 and beyond.”

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  2

Fourth-Quarter Financial Results

In the fourth quarter, worldwide sales totaled approximately $2.8 billion, an increase of 5 percent on a reported basis, 3 percent on a constant currency basis and 2 percent on an operational basis as compared to the prior-year period. Operational sales adjust for the impact of foreign exchange, generic competition for U.S. cyclophosphamide, the Claris Injectables (Claris) acquisition and the previously communicated select strategic product exits the company is undertaking. In line with the financial outlook shared on October 25, 2017, fourth quarter revenues were negatively impacted by approximately $70 million as a result of temporary manufacturing disruptions in Puerto Rico due to the impact of Hurricane Maria.

Sales in the U.S. were $1.1 billion, increasing 1 percent. International sales totaled more than $1.6 billion, representing an 8 percent increase on a reported basis and a 4 percent increase on a constant currency basis.

Global sales for Hospital Products totaled $1.7 billion in the fourth quarter, advancing 5 percent on a reported basis, 3 percent on a constant currency basis and 1 percent operationally as compared to the prior-year period. Performance in the quarter benefited from continued strength in our U.S. fluid systems business as well as favorable demand for injectable pharmaceuticals, which includes the contribution of approximately $30 million of sales from the acquisition of Claris. Sales in the quarter also benefited from increased demand for the company’s advanced surgery products as well as cytotoxic contract manufacturing services. Hospital Products fourth quarter sales were negatively impacted by approximately $70 million as result of the Hurricane Maria related manufacturing disruptions.

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  3

Baxter’s fourth quarter Renal sales were approximately $1.1 billion, representing an increase of 5 percent on a reported basis, 3 percent on a constant currency basis and 4 percent operationally. Sales growth in Renal was driven by solid performance globally across both chronic and acute renal therapies.

Baxter reported a net loss from continuing operations of $61 million, or $0.11 per diluted share, on a GAAP (Generally Accepted Accounting Principles) basis for the fourth quarter. These results included special items totaling $137 million net ($415 million net after-tax, which includes a net tax charge of $322 million related to the estimated impact of U.S. tax reform). Other special charges in the quarter primarily included business optimization and intangible asset amortization.

On an adjusted basis, excluding special items, Baxter’s fourth quarter income from continuing operations totaled $354 million, or $0.64 per diluted share, exceeding the company’s previously issued guidance of $0.56 to $0.59 per diluted share.

Summary of Full-Year 2017 Results

Baxter’s worldwide sales totaled approximately $10.6 billion in 2017, an increase of 4 percent on both a reported and constant currency basis, and 5 percent on an operational basis as compared to the prior-year period. Sales within the United States totaled $4.5 billion, improving 6 percent on both a reported and operational basis over the prior year. International sales totaled approximately $6.1 billion, representing a 2 percent increase on a reported and constant currency basis and 4 percent operationally. Full-year sales for Hospital

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  4

Products totaled $6.6 billion, reflecting growth of 5 percent on a reported, constant currency and operational basis. Baxter’s Renal sales totaled more than $3.9 billion, increasing 2 percent on both a reported and constant currency basis and 4 percent operationally.

For full-year 2017, Baxter reported income from continuing operations of $724 million, or $1.30 per diluted share, on a GAAP basis. These results include special items of $461 million net ($652 million net after-tax, including the estimated net impact of U.S. tax reform) primarily related to business optimization initiatives, intangible asset amortization, Claris integration expenses and deconsolidation of the company’s Venezuelan operations.

On an adjusted basis, excluding special items, Baxter’s full-year income from continuing operations totaled approximately $1.4 billion, or $2.48 per diluted share.

In 2017, Baxter generated $1.85 billion in operating cash flow, an increase of $229 million driven by improved operational performance and the continuing impact of programs focused on improving the company’s working capital. In addition, through disciplined management of expenditures, Baxter reduced capital spending by $85 million to $634 million. As a result, the company generated an increase of $314 million in free cash flow to $1.22 billion (operating cash flow less capital expenditures).

“Over the last two years, Baxter has demonstrated significant progress in improving our cash generation. This improvement allows the company flexibility to reinvest in the business and return value to shareholders through increased dividends and share repurchases,” said Jay Saccaro, Baxter’s chief financial

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  5

officer. “During the year, we increased the annual dividend rate by 23 percent as well as repurchased $564 million worth of shares, while also pursuing internal and external initiatives to augment future growth.”

2017 Business Highlights

Baxter advanced its mission to save and sustain lives through patient-focused and customer-inspired innovation while generating profitable growth. Among the year’s highlights, the company:

•	Completed its acquisition of Claris Injectables Limited, significantly broadening Baxter’s presence in the global generic injectable pharmaceuticals marketplace.

•

Initiated high-potential research and development collaborations across a range of therapeutic opportunities with partners such as Mayo Clinic, Ramot at Tel Aviv University/Tel Aviv Sourasky Medical Center and Scinopharm.

•

Received U.S. Food and Drug Administration (FDA) guidance clarifying the regulatory pathway for a new home-based peritoneal dialysis (PD) solution generation system; and initiated U.S. clinical trials of HDx therapy enabled by THERANOVA, a Baxter technology currently available in other global markets that is designed to closely mimic the natural kidney through clearance of small to large middle molecules during dialysis.

•

Introduced Baxter’s leading-edge PrisMAX acute care technology through a limited launch in select international markets; and also launched, in select markets in Europe, Middle East and Africa, a new indication for the oXIRIS set, the first 3-in-1 set for use in continuous renal replacement therapy (CRRT) and sepsis management protocols.

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  6

•

Launched enhancements and upgrades for a range of Baxter products to promote safety and increase ease of use, including the AK 98 hemodialysis system, FLOSEAL Hemostatic Matrix, TISSEEL [Fibrin Sealant] and the SIGMA SPECTRUM infusion system.

As 2018 begins, Baxter remains focused on accelerating growth and innovation through both business development and its internal R&D pipeline. Among developments since the start of the year, the company:

•

Announced entry into an agreement to acquire two surgical hemostat and sealant products from Mallinckrodt plc: RECOTHROM Thrombin topical (Recombinant), the first and only stand-alone recombinant thrombin, and PREVELEAK Surgical Sealant, which is used in vascular reconstruction, subject to the satisfaction of standard closing conditions.

•

Received U.S. FDA approval of Bivalirudin in 0.9 percent Sodium Chloride Injection using Baxter’s proprietary frozen GALAXY container technology, making it the first and only presentation of Bivalirudin available in a convenient frozen premixed solution.

Puerto Rico Update

As noted in earlier press releases, regarding the impact of Hurricane Maria, Baxter experienced production disruptions at its three Puerto Rico facilities following challenges to the island’s power and infrastructure, which affected the manufacture of several products for the U.S. market. Baxter is committed to helping ensure patients have continued access to the products and therapies they need, and the company has been working diligently to restore its operations to full capacity following the storm.

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  7

All of Baxter’s Puerto Rico facilities are now back on the electrical grid and have been ramping up production to pre-hurricane levels. In addition, Baxter has been working closely with FDA, which granted regulatory discretion for temporary special importation of certain products from Baxter facilities in Ireland, Australia, Canada, Mexico, England, Italy and Brazil to help support product supply for the U.S. market. While the company expects to return to more normal supply levels for products manufactured in Puerto Rico over the coming weeks, sales in the first quarter will be negatively impacted by approximately $25 million.

“I am incredibly proud of and grateful to our employees around the world, who are inspired by our mission to save and sustain lives and have contributed in remarkable ways to our recovery efforts in Puerto Rico,” said Almeida. “I also want to thank our customers for their extraordinary patience and support as we work together through these unprecedented supply challenges, and to acknowledge the FDA’s valued assistance and partnership, which has been vital to the island’s continued recovery.”

2018 Financial Outlook

Baxter is providing its outlook for the full-year and first quarter of 2018:

•

For full-year 2018, Baxter expects sales growth of 6 to 7 percent on a reported basis and approximately 4 percent on both a constant currency and operational basis. Operational sales adjust for the impact

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  8

of foreign exchange, generic competition for cyclophosphamide and the benefit of the Claris acquisition. The company expects earnings from continuing operations, before special items, of $2.72 to $2.80 per diluted share.

•

For the first quarter, the company expects sales growth of approximately 5 to 6 percent on a reported basis, or 1 to 2 percent on a constant currency basis. Operational sales are expected to be flat to up 1 percent as compared to the prior-year period. The company expects earnings from continuing operations, before special items, of $0.60 to $0.62 per diluted share.

The reconciliations between the projected 2018 adjusted diluted earnings per share and projected GAAP diluted earnings per share follows:

2018 Earnings per Share Guidance	Q1 2018	FY 2018
Diluted Earnings per Share — Adjusted	$0.60 - $0.62	$2.72 - $2.80
Estimated intangible asset amortization	$0.06	$0.23
Estimated business optimization charges	$0.07 - $0.09	$0.19 - $0.24
Diluted Earnings per Share — GAAP	$0.45 - $0.49	$2.25 - $2.38

These estimates are based on information reasonably available at the time of this release, and future events or new information may result in different actual results.

A webcast of Baxter’s fourth quarter 2017 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on February 1, 2018. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  9

Segment Reporting Change

Beginning with the filing of the company’s Annual Report on Form 10-K, Baxter will report operating results based on three reportable geographic segments: Americas (North and South America), EMEA (Europe, Middle East and Africa) and APAC (Asia Pacific). Net sales will be reported based on these reportable segments, as well as the company’s new Global Business Units (GBUs). For comparative purposes, historical GBU information is currently available on our website.

About Baxter

Baxter provides a broad portfolio of essential renal and hospital products, including home, acute and in-center dialysis; sterile IV solutions; infusion systems and devices; parenteral nutrition; surgery products and anesthetics; and pharmacy automation, software and services. The company’s global footprint and the critical nature of its products and services play a key role in expanding access to healthcare in emerging and developed countries. Baxter’s employees worldwide are building upon the company’s rich heritage of medical breakthroughs to advance the next generation of healthcare innovations that enable patient care.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline including results of clinical trials and planned product launches, and outlook for 2018 (including estimates regarding the timing of the company’s recovery from Hurricane Maria). The statements are based on assumptions about many important factors, including the following, which could

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BAXTER REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  10

cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster or otherwise); breaches or failures of the company’s information technology systems, including by cyber attack; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the New York Attorney General and foreign regulatory agencies; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the proposed acquisition of two surgical products from Mallinckrodt plc); the ability to achieve the intended results associated with the separation of the biopharmaceutical and medical products businesses; the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income (including current or future tax reform), including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2017 and 2016

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended
	December 31,
	2017		2016		Change

NET SALES	$2,774		$ 2,645		5%

COST OF SALES	1,612		1,543		4%

GROSS MARGIN	1,162		1,102		5%

% of Net Sales	41.9%		41.7%		0.2 pts

MARKETING AND ADMINISTRATIVE EXPENSES	697		663		5%
% of Net Sales	25.1%		25.1%		0 pts

RESEARCH AND DEVELOPMENT EXPENSES	182		157		16%
% of Net Sales	6.6%		5.9%		0.7 pts

OPERATING INCOME	283		282		0%

% of Net Sales	10.2%		10.7%		(0.5 pts	)

NET INTEREST EXPENSE	14		13		8%

OTHER INCOME, NET	(24)		(10)		140%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	293		279		5%

INCOME TAX EXPENSE	354		39		NM

% of Income from Continuing Operations before Income Taxes	120.8%		14.0%		106.8 pts

(LOSS) INCOME FROM CONTINUING OPERATIONS	(61)		240		NM

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(10)		3		NM

NET (LOSS) INCOME	($71)		$243		NM

(LOSS) INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	($0.11)		$ 0.44		NM

Diluted	($0.11)		$ 0.44		NM

(LOSS) INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	($0.02)		$ 0.01		NM

Diluted	($0.02)		$ 0.00		NM

NET (LOSS) INCOME PER COMMON SHARE
Basic	($0.13)		$ 0.45		NM

Diluted	($0.13)		$ 0.44		NM

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		542
Diluted	556		549

ADJUSTED OPERATING INCOME (excluding special items)	$ 420	A	$ 407	A	3%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 430	A	$ 413	A	4%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 354	A	$ 312	A	14%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.64	A	$ 0.57	A	12%

A	Refer to page 12 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2017 and 2016

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2017 and 2016 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2017	2016	Change

Gross Margin	$ 1,162	$ 1,102	5%
Intangible asset amortization expense [1]	42	39
Business optimization items [2]	11	43
Hurricane Maria costs [3]	11	—
Product-related items [4]	—	(6)
Claris acquisition and integration expenses [5]	4	—

Adjusted Gross Margin	$ 1,230	$ 1,178	4%

% of Net Sales	44.3%	44.5%	(0.2 pts	)

Marketing and Administrative Expenses	$ 697	$ 663	5%
Business optimization items [2]	(42)	(36)
Baxalta separation-related costs [6]	(2)	(8)
Claris acquisition and integration expenses [5]	(4)	—
Litigation and contractual disputes [7]	(21)	—

Adjusted Marketing and Administrative Expenses	$ 628	$ 619	2%

% of Net Sales	22.6%	23.4%	(0.8 pts	)

Research and Development Expenses	$ 182	$ 157	16%
Business optimization items [2]	—	(5)

Adjusted Research and Development Expenses	$ 182	$ 152	20%

% of Net Sales	6.6%	5.7%	0.9 pts

Operating Income	$ 283	$ 282	0%
Impact of special items	137	125

Adjusted Operating Income	$ 420	$ 407	3%

% of Net Sales	15.1%	15.4%	(0.3 pts	)

Other Income, Net	$ (24)	$ (10)	140%
Tax matter [8]	—	(9)

Adjusted Other Income, Net	$ (24)	$ (19)	26%

Pre-Tax Income from Continuing Operations	$ 293	$ 279	5%
Impact of special items	137	134

Adjusted Pre-Tax Income from Continuing Operations	$ 430	$ 413	4%

Income Tax Expense	$ 354	$ 39	NM
Impact of special items [9]	(278)	62

Adjusted Income Tax Expense	$ 76	$ 101	(25%	)

% of Adjusted Pre-Tax Income from Continuing Operations	17.7%	24.5%	(6.8 pts	)

Loss (Income) from Continuing Operations	$ (61)	$ 240	NM
Impact of special items	415	72

Adjusted Income from Continuing Operations	$ 354	$ 312	14%

Diluted EPS from Continuing Operations	$ (0.11)	$ 0.44	NM
Impact of special items	0.75	0.13

Adjusted Diluted EPS from Continuing Operations	$ 0.64	$ 0.57	12%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	556	549

[1]

The company’s results in 2017 and 2016 included intangible asset amortization expense of $42 million ($27 million, or $0.05 per diluted share, on an after-tax basis) and $39 million ($25 million, or $0.05 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2017 included a charge of $53 million ($35 million, or $0.06 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a net charge of $20 million related to restructuring activities, $31 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, and $2 million of accelerated depreciation associated with facilities to be closed. The $20 million of net restructuring charges included $19 million of employee termination costs and $1 million of asset impairment charges primarily related to facility closures.

The company’s results in 2016 included a net charge of $84 million ($48 million, or $0.08 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a charge of $48 million related to restructuring activities, $21 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, $8 million of accelerated depreciation associated with facilities to be closed and $7 million of Gambro integration costs. The $48 million of restructuring charges included $36 million of employee termination costs, $10 million of asset impairment charges primarily related to a facility closure and $2 million of other exit costs.

[3]

The company’s results in 2017 included charges of $11 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to the impact of Hurricane Maria on the company’s operations in Puerto Rico. The costs primarily include idle facility costs.

[4]	The company’s results in 2016 included a net benefit of $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to the SIGMA SPECTRUM infusion pump reserves.

[5]

The company’s results in 2017 included acquisition and integration costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to the company’s acquisition of Claris Injectables Limited.

[6]

The company’s results in 2017 and 2016 included costs incurred related to the Baxalta separation totaling $2 million ($1 million, or $0.00 per diluted share, on an after-tax basis) and $8 million ($3 million, or $0.01 per diluted share, on an after-tax basis), respectively.

[7]

The company’s results in 2017 included charges of $21 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to litigation and contractual disputes for businesses or arrangements in which the company is no longer engaged or a party thereto.

[8]

The company’s results in 2016 included a net benefit to income tax of $9 million offset by $9 million recorded in other income due to the settlement of an income tax matter related to the company’s non-controlling interest in a joint venture in Turkey.

[9]	The company’s results in 2017 included a net tax expense of $322 million, or $0.58 per diluted share, related to the estimated impact of tax reform on the company’s tax related assets and liabilities.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2017 and 2016

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2017		2016		Change

NET SALES	$ 10,561		$ 10,163		4%

COST OF SALES	6,099		6,053		1%

GROSS MARGIN	4,462		4,110		9%

% of Net Sales	42.2%		40.4%		1.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,587		2,739		(6%	)
% of Net Sales	24.5%		27.0%		(2.5 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	617		647		(5%	)
% of Net Sales	5.8%		6.4%		(0.6 pts	)

OPERATING INCOME	1,258		724		74%

% of Net Sales	11.9%		7.1%		4.8 pts

NET INTEREST EXPENSE	55		66		(17%	)

OTHER INCOME, NET A	(14)		(4,296)		(100%	)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,217		4,954		(75%	)

INCOME TAX EXPENSE (BENEFIT)	493		(12)		NM

% of Income from Continuing Operations before Income Taxes	40.5%		(0.2%	)	40.7 pts

INCOME FROM CONTINUING OPERATIONS	724		4,966		(85%	)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(7)		(1)		NM

NET INCOME	$ 717		$ 4,965		(86%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 1.33		$ 9.10		(85%	)

Diluted	$ 1.30		$ 9.01		(86%	)

LOSS FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	($0.01)		($0.01)		NM

Diluted	($0.01)		$0.00		NM

NET INCOME PER COMMON SHARE
Basic	$ 1.32		$ 9.09		(85%	)

Diluted	$ 1.29		$ 9.01		(86%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		546
Diluted	555		551

ADJUSTED OPERATING INCOME (excluding special items)	$ 1,686	B	$ 1,383	B	22%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,678	B	$ 1,380	B	22%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,376	B	$ 1,078	B	28%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 2.48	B	$ 1.96	B	27%

A	Other Income, net for the period ended December 31, 2016 includes $4.4 billion net realized gains on the Baxalta retained shares transactions and a $149 million net debt extinguishment loss.

B	Refer to page 14 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2017 and 2016

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2017 and 2016 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2017	2016	Change

Gross Margin	$ 4,462	$ 4,110	9%
Intangible asset amortization expense [1]	154	163
Business optimization items [2]	53	156
Intangible asset impairment [3]	—	51
Baxalta separation-related costs [4]	1	1
Product-related items [5]	17	(18)
Claris acquisition and integration expenses [6]	8	—
Hurricane Maria costs [7]	32	—

Adjusted Gross Margin	$ 4,727	$ 4,463	6%

% of Net Sales	44.8%	43.9%	0.9 pts

Marketing and Administrative Expenses	$ 2,587	$ 2,739	(6%	)
Business optimization items [2]	(116)	(173)
Baxalta separation-related costs [4]	(18)	(53)
Historical rebate and discount adjustments [8]	12	—
Claris acquisition and integration expenses [6]	(20)	—
Litigation and contractual disputes [9]	(21)	—

Adjusted Marketing and Administrative Expenses	$ 2,424	$ 2,513	(4%	)

% of Net Sales	23.0%	24.7%	(1.7 pts	)

Research and Development Expenses	$ 617	$ 647	(5%	)
Business optimization items [2]	—	(80)

Adjusted Research and Development Expenses	$ 617	$ 567	9%

% of Net Sales	5.8%	5.6%	0.2 pts

Operating Income	$ 1,258	$ 724	74%
Impact of special items	428	659

Adjusted Operating Income	$ 1,686	$ 1,383	22%

% of Net Sales	16.0%	13.6%	2.4 pts

Other Income, Net	$ (14)	$(4,296)	(100%	)
Net realized gains on Baxalta Retained Shares transactions [10]	—	4,391
Loss on debt extinguishment [11]	—	(149)
Venezuelan deconsolidation [12]	(33)	—
Tax matter [13]	—	(9)

Adjusted Other Income, Net	$ (47)	$ (63)	(25%	)

Pre-Tax Income from Continuing Operations	$ 1,217	$ 4,954	(75%	)
Impact of special items	461	(3,574)

Adjusted Pre-Tax Income from Continuing Operations	$ 1,678	$ 1,380	22%

Income Tax (Benefit) Expense	$ 493	$ (12)	NM
Impact of special items [14]	(191)	314

Adjusted Income Tax Expense	$ 302	$ 302	0%

% of Adjusted Pre-Tax Income from Continuing Operations	18.0%	21.9%	(3.9 pts	)

Income from Continuing Operations	$ 724	$ 4,966	(85%	)
Impact of special items	652	(3,888)

Adjusted Income from Continuing Operations	$ 1,376	$ 1,078	28%

Diluted EPS from Continuing Operations	$ 1.30	$ 9.01	(86%	)
Impact of special items	1.18	(7.05)

Adjusted Diluted EPS from Continuing Operations	$ 2.48	$ 1.96	27%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	555	551

[1]

The company’s results in 2017 and 2016 included intangible asset amortization expense of $154 million ($108 million, or $0.19 per diluted share, on an after-tax basis) and $163 million ($116 million, or $0.21 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2017 included a net charge of $169 million ($119 million, or $0.21 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a net charge of $70 million related to restructuring activities, $89 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, and $10 million of accelerated depreciation associated with facilities to be closed. The $70 million of net restructuring charges included $59 million of employee termination costs, $5 million of contract termination costs, and $6 million of asset impairment charges primarily related to facility closures.

The company’s results in 2016 included a net charge of $409 million ($290 million, or $0.53 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a net charge of $285 million related to restructuring activities, $65 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, $33 million of accelerated depreciation associated with facilities to be closed, and $26 million of Gambro integration costs. The $285 million of net restructuring charges included net $180 million of employee termination costs, $54 million of costs related to the discontinuance of the VIVIA home hemodialysis development program, $47 million of asset impairment charges related to acquired in-process R&D and facility closure costs, and net $4 million of other exit costs.

[3]	The company’s results in 2016 included a $51 million ($37 million, or $0.07 per diluted share, on an after-tax basis) impairment primarily related to developed technology.

[4]

The company’s results in 2017 and 2016 included costs incurred related to the Baxalta separation totaling $19 million ($13 million, or $0.02 per diluted share, on an after-tax basis) and $54 million ($37 million, or $0.07 per diluted share, on an after-tax basis), respectively.

[5]

The company’s results in 2017 included a net charge of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to SIGMA SPECTRUM infusion pump inspection and remediation activities, partially offset by a benefit related to an adjustment to historical product reserves.

The company’s results in 2016 included a benefit of $18 million ($13 million, or $0.02 per diluted share, on an after-tax basis) related to an adjustment to the SIGMA SPECTRUM infusion pump reserves.

[6]

The company’s results in 2017 included acquisition and integration costs of $28 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to the company’s acquisition of Claris Injectables Limited.

[7]

The company’s results in 2017 included charges of $32 million ($31 million, or $0.06 per diluted share, on an after-tax basis) related to the impact of Hurricane Maria on the company’s operations in Puerto Rico. The costs primarily include inventory and fixed asset impairments as well as idle facility costs.

[8]

The company’s results in 2017 include a benefit of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to an adjustment to the company’s historical rebates and discount reserves.

[9]

The company’s results in 2017 included charges of $21 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to litigation and contractual disputes for businesses or arrangements in which the company is no longer engaged or a party thereto.

[10]

The company’s results in 2016 included net realized gains of $4.4 billion ($4.4 billion, or $8.07 per diluted share, on an after-tax basis), related to the debt-for-equity exchanges of the company’s retained shares in Baxalta for certain company indebtedness, the exchange of retained shares in Baxalta for Baxter shares and the contribution of retained shares in Baxalta to Baxter’s U.S. pension fund. A tax benefit of $54 million was recognized as a result of these transactions.

[11]

The company’s results in 2016 included a net debt extinguishment loss totaling $149 million ($100 million, or $0.18 per diluted share, on an after-tax basis) related to the March 2016 debt-for-equity exchange for certain company indebtedness and certain debt redemptions.

[12]	The company’s results in 2017 included a charge of $33 million ($24 million, or $0.04 per diluted share, on an after-tax basis) related to the deconsolidation of its Venezuelan operations.

[13]

The company’s results in 2016 included a net after-tax benefit of $10 million, or $0.02 per diluted share, related to the settlement of an income tax matter in the company’s non-wholly owned joint venture in Turkey. This amount was comprised of $19 million included in income tax expense offset by $9 million in non-controlling interest recorded in other income.

[14]	The company’s results in 2017 included a net tax expense of $322 million, or $0.58 per diluted share, related to the estimated impact of tax reform on the company’s tax related assets and liabilities.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

NM - Not Meaningful

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2017 and 2016

(unaudited)

($ in millions)

	Q4 2017	Q4 2016	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2017	YTD 2016	% Growth @ Actual Rates	% Growth @ Constant Rates

Renal
United States	$ 232	$ 222	5%	5%	$ 902	$ 846	7%	7%
International	837	793	6%	2%	3,041	3,009	1%	1%
Total Renal	$1,069	$1,015	5%	3%	$ 3,943	$3,855	2%	2%

Hospital Products
United States	$ 896	$ 895	0%	0%	$ 3,608	$3,413	6%	6%
International	809	735	10%	5%	3,010	2,895	4%	4%
Total Hospital Products	$1,705	$1,630	5%	3%	$ 6,618	$6,308	5%	5%

Baxter International Inc.
United States	$1,128	$1,117	1%	1%	$ 4,510	$4,259	6%	6%
International	1,646	1,528	8%	4%	6,051	5,904	2%	2%
Total Baxter	$2,774	$2,645	5%	3%	$10,561	$10,163	4%	4%

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending December 31, 2017 and 2016

(unaudited)

($ in millions)

	Q4 2017	Q4 2016	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2017	YTD 2016	% Growth @ Actual Rates	% Growth @ Constant Rates

Total Renal [1]	$1,069	$ 1,015	5%	3%	$ 3,943	$ 3,855	2%	2%

Hospital Products
Fluid Systems [2]	$ 632	$ 614	3%	1%	$ 2,434	$ 2,300	6%	6%
Integrated Pharmacy Solutions [3]	602	563	7%	4%	2,349	2,245	5%	4%
Surgical Care [4]	363	349	4%	3%	1,387	1,321	5%	5%
Other [5]	108	104	4%	1%	448	442	1%	1%
Total Hospital Products	$1,705	$1,630	5%	3%	$ 6,618	$ 6,308	5%	5%

Total Baxter	$2,774	$2,645	5%	3%	$10,561	$10,163	4%	4%

[1]	Includes sales of the company’s peritoneal dialysis, hemodialysis and continuous renal replacement therapies.

[2]	Includes sales of the company’s IV therapies, infusion pumps and administration sets.

[3]	Includes sales of the company’s premixed and oncology drug platforms, nutrition products and pharmacy compounding services.

[4]	Includes sales of the company’s inhaled anesthesia products as well as biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[5]	Includes sales primarily from the company’s pharmaceutical partnering business.

BAXTER — PAGE  17

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Three-Month Periods Ending December 31, 2017 and 2016

(unaudited)

($ in millions)

	Q4 2017			Q4 2016					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$ 232	$ 837	$1,069	$ 222	$ 793	$1,015	5%		6%		5%

Hospital Products
Fluid Systems	$ 379	$ 253	$ 632	$ 353	$ 261	$ 614	7%		(3%	)	3%
Integrated Pharmacy Solutions	250	352	602	264	299	563	(5%	)	18%		7%
Surgical Care	209	154	363	206	143	349	1%		8%		4%
Other	58	50	108	72	32	104	(19%	)	56%		4%
Total Hospital Products	$ 896	$ 809	$1,705	$ 895	$ 735	$1,630	0%		10%		5%

Total Baxter	$1,128	$1,646	$2,774	$1,117	$1,528	$2,645	1%		8%		5%

BAXTER — PAGE  18

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Periods Ending December 31, 2017 and 2016

(unaudited)

($ in millions)

	YTD 2017			YTD 2016					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$ 902	$3,041	$ 3,943	$ 846	$3,009	$ 3,855	7%		1%		2%

Hospital Products
Fluid Systems	$1,472	$ 962	$ 2,434	$1,307	$ 993	$ 2,300	13%		(3%	)	6%
Integrated Pharmacy Solutions	1,074	1,275	2,349	1,048	1,197	2,245	2%		7%		5%
Surgical Care	806	581	1,387	775	546	1,321	4%		6%		5%
Other	256	192	448	283	159	442	(10%	)	21%		1%
Total Hospital Products	$3,608	$3,010	$ 6,618	$3,413	$2,895	$ 6,308	6%		4%		5%

Total Baxter	$4,510	$6,051	$10,561	$4,259	$5,904	$10,163	6%		2%		4%

BAXTER — PAGE  19

BAXTER INTERNATIONAL INC.

Free Cash Flow Reconciliation

(unaudited)

($ in millions)

	Years Ended December 31,
	2017	2016
Cash flows from operations - continuing operations	$1,853	$1,624
Capital expenditures	(634)	(719)
Free cash flow - continuing operations	$1,219	$ 905

BAXTER — PAGE  20

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Three and Twelve Months Ended December 31, 2016 to The Three and Twelve Months Ended December 31, 2017

(unaudited)

	Q4 2017*
	Net sales As Reported	US Cyclophosphamide	Claris		Product Exits	FX		Operational Sales

Total Renal	5%	0%	0%		1%	(2%	)	4%

Hospital Products
Fluid Systems	3%	0%	0%		1%	(2%	)	2%
Integrated Pharmacy Solutions	7%	1%	(5%	)	0%	(3%	)	0%
Surgical Care	4%	0%	0%		0%	(1%	)	3%
Other	4%	0%	0%		0%	(3%	)	1%
Total Hospital Products	5%	0%	(2%	)	0%	(2%	)	1%

Baxter International Inc.
United States	1%	1%	(2%	)	0%	0%		0%
International	8%	0%	(1%	)	1%	(4%	)	4%
Total Baxter	5%	0%	(1%	)	1%	(2%	)	2%

	YTD 2017*
	Net sales As Reported	US Cyclophosphamide	Claris		Product Exits	FX		Operational Sales

Total Renal	2%	0%	0%		1%	0%		4%

Hospital Products
Fluid Systems	6%	0%	0%		1%	0%		7%
Integrated Pharmacy Solutions	5%	2%	(3%	)	0%	(1%	)	4%
Surgical Care	5%	0%	0%		1%	0%		5%
Other	1%	0%	0%		0%	0%		1%
Total Hospital Products	5%	1%	(1%	)	1%	0%		5%

Baxter International Inc.
United States	6%	1%	(1%	)	0%	0%		6%
International	2%	0%	0%		2%	0%		4%
Total Baxter	4%	0%	(1%	)	1%	0%		5%

*	Totals may not foot due to rounding

BAXTER — PAGE  21

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measures

Projected 2018 Adjusted Earnings Per Share and Projected GAAP Earnings Per Share, and

Projected 2018 Adjusted Sales Growth and Projected GAAP Sales Growth

(unaudited)

2018 Earnings Per Share Guidance	Q1 2018	FY 2018
Earnings per Diluted Share – Adjusted	$0.60 - $0.62	$2.72 - $2.80
Estimated intangible asset amortization	$0.06	$0.23
Estimated business optimization charges	$0.07 - $0.09	$0.19 - $0.24
Earnings per Diluted Share - GAAP	$0.45 - $0.49	$2.25 - $2.38

2018 Sales Growth Guidance	Q1 2018	FY 2018
Sales Growth – Operational	0% - 1%	4%
U.S. cyclophosphamide	0%	-1%
Claris acquisition	1%	1%
Foreign exchange	4%	2% - 3%
Sales Growth - GAAP	5% - 6%	6% - 7%